                  DANNINGER MEDICAL TECHNOLOGY, INC. AND SUBSIDIARY
                                      EXHIBIT 11
                         COMPUTATION OF NET INCOME PER SHARE
            For the three month periods ending September 30, 1996 and 1995



___________________________________________________________________________________________________________________

                                               Three Months Ended September 30,     Nine Months Ended September 30,
                                                    1996              1995               1996             1995
___________________________________________________________________________________________________________________


Weighted average number of common
    shares outstanding                           4,776,571           4,687,739        4,754,819         4,621,986

Shares issuable pursuant to
    stock option plans and stock warrants,
    less shares assumed repurchased at
    the average market prices                      237,090                              254,018
                                                 ---------           ---------        ---------         ---------
Weighted average shares outstanding,
    including common stock equivalents           5,013,661           4,687,739        5,008,837         4,621,986
                                                 ---------           ---------        ---------         ---------

Net income                                      $  191,000          $ (766,000)      $  474,000        $ (609,000)
                                                 ---------           ---------        ---------         ---------

Net income per share                            $      .04          $     (.16)      $      .09        $     (.13)
                                                 ---------           ---------        ---------         ---------
__________________________________________________________________________________________________________________


Note: The application of the higher of quarter-end or year end market prices in calculating fully-diluted earnings per share does not result in a change to the calculation of primary earnings per share.





                                          14